UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2011
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
American Equity Investment Life Holding Company (“Company”) held its Annual Meeting of Shareholders on June 9, 2011.  At the Annual Meeting, shareholders considered and voted upon seven proposals: (1) to elect a total of six directors to one-, two-, and three-year terms; (2) to consider and vote upon the 2011 Director Stock Option Plan; (3) to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock, $1 par value per share (“Common Stock”) from 125,000,000 shares to 200,000,000 shares; (4) to approve the issuance of Common Stock in certain circumstances upon conversion of the Company's 3.50% Convertible Senior Notes Due 2015 and upon exercise of related warrants in excess of the New York Stock Exchange limits for share issuances without shareholder approval; (5) to consider and vote upon the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2011; (6) to conduct an advisory vote on executive compensation; and (7) to conduct an advisory vote on the frequency of holding future advisory votes on executive compensation.
The final results of the voting on each proposal were as follows:
1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Joyce A. Chapman	49,042,872	1,629,327	4,669,124
James M. Gerlach	48,100,765	2,571,434	4,669,124
Robert L. Howe	48,941,858	1,730,341	4,669,124
Debra J. Richardson	48,096,548	2,575,651	4,669,124
Gerard D. Neugent	44,280,036	6,392,163	4,669,124
David S. Mulcahy	49,773,922	898,277	4,669,124
Ms. Chapman, Mr. Gerlach, Mr. Howe and Ms. Richardson were elected to serve for a term expiring at the 2014 Annual Meeting of Shareholders or until their successors are elected and qualified. Mr. Neugent was elected to serve for a term expiring at the 2013 Annual Meeting of Shareholders or until his successor is elected and qualified. Mr. Mulcahy was elected to serve for a term expiring at the 2012 Annual Meeting of Shareholders or until his successor is elected and qualified.
2. Approval of Company's 2011 Director Stock Option Plan

For	Against	Abstain	Broker Non-Votes
49,214,938	1,413,074	44,187	4,669,124
The Company's 2011 Director Stock Option Plan was approved.
3. Approval of an Amendment to the Company's Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 125,000,000 Shares to 200,000,000 Shares

For	Against	Abstain	Broker Non-Votes
50,570,877	4,728,481	41,955	10
 The amendment to the Company's Articles of Incorporation was approved.

4. Approval of the Issuance of Common Stock in Certain Circumstances upon Conversion of the Company's 3.50% Convertible Senior Notes Due 2015 and upon Exercise of Related Warrants in Excess of the New York Stock Exchange Limits for Share Issuances Without Shareholder Approval

For	Against	Abstain	Broker Non-Votes
24,867,835	25,740,482	63,882	4,669,124
The issuance of Common Stock in certain circumstances upon conversion of the Company's 3.50% Convertible Senior Notes due 2015 and upon exercise of related warrants in excess of the New York Stock Exchange limits for share issuances without shareholder approval was not approved.
5. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
55,252,607	71,524	17,192	—
 The appointment of KPMG LLP as the Company's independent auditor for the 2011 fiscal year was ratified.
6. Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
48,949,175	1,641,703	81,321	4,669,124
The shareholders approved, on an advisory basis, the compensation of the named executive officers.
 7. Advisory Votes on the Frequency of Future Advisory Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
46,749,734	442,034	3,367,556	112,875	4,669,124
The shareholders voted, on an advisory basis, to hold future advisory votes on executive compensation annually. Based on this result and consistent with the Board of Directors' previous recommendation, the Company will hold its advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of shareholder votes on executive compensation unless changed by further action of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2011

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Financial Officer and Treasurer